THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR WITH ANY STATE SECURITY COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENSE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE ACT AND OTHER APPLICABLE STATE LAWS AND RULES.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                THERMA-WAVE, INC.

                                                             November 22, 2005

                  This is to certify that, FOR VALUE RECEIVED, Deephaven Long Short Equity Trading Ltd. or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Therma-Wave, Inc., a Delaware corporation ("Company"), One Hundred Fifty Thousand (150,000) fully paid, validly issued and nonassessable shares of Common Stock of the Company ("Common Stock") at a price of $1.55 per share (as adjusted from time to time in accordance with the terms hereof, the "Exercise Price") at any time or from time to time during the period from May 22, 2006 through November 22, 2010, provided, however, if either such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day (the "Exercise Period") upon 61 days prior written notice or upon a Change of Control (as defined below) occurring during the Exercise Period. This Warrant is one of a series of warrants (collectively, the "Warrants") originally issued in connection with a private placement of the Company's common stock pursuant to a Stock Purchase Agreement dated November 18, 2005 (the "Purchase Agreement").

                  The number of shares of Common Stock to be received upon the exercise of the Warrants and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

          (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form, and the date such items are received by the Company is an "Exercise Date." The Holder shall pay the Exercise Price (i) in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company's instructions or (ii) if the Current Market Value (as defined below) exceeds the Exercise Price, by means of a "cashless exercise", by presenting and surrendering to the Company this Warrant, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
                                    X = Y [(A-B)/A]

                                    where:

                                    X = the number of  Warrant  Shares to be
                                        issued to the  Holder  upon such
                                        cashless exercise;

                                    Y = the number of Warrant Shares with
                                        respect to which this Warrant is being
                                        exercised;

                                    A = the Current Market Value on the Exercise
                                        Date; and

                                    B = the Exercise Price.


As soon as practicable after each such exercise of the warrants, and in any event within three (3) business days thereafter, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (b) RESERVATION OF SHARES. The Company shall at all times reserve, and keep available, solely for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

          (c) PAYMENT OF TAXES AND EXPENSES. The Company and Holder shall each pay one-half of any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing,
(i) any Warrant Shares purchased upon exercise of this Warrant and/or
(ii) new or replacement warrants in the Holder's name or the name of any transferee of all or any portion of this Warrant.

          (d) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.
With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the "Current Market Value" of a share, determined as follows:

               (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

               (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the Current Market Value shall be the closing price for such day on such market and if the Common Stock is not so traded, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

               (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company
(the "Board").

          (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

          (f) ADJUSTMENT PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

               (3) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) and (2) above.

               (4) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

               (5) The Exercise Price may be adjusted from time to time in the same manner in which adjustments are made to the Conversion Price (as defined in the Certificate of Designation) in accordance with Section 6C of the Certificate of Designation of Rights, Preferences and Privileges of the Series B Convertible Preferred Stock (the "Certificate of
Designation"); provided, however, that in no event shall the Exercise
Price be reduced below $1.40 (as adjusted for any stock dividends, combinations, reclassifications or splits).

               (6) Upon the occurrence of each adjustment pursuant to this Section (f), the Company will promptly deliver to the Holder a certificate executed by the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted
Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

          (g) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section
(g) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

          (h) REGISTRATION RIGHTS. The holders of the Warrants and the Warrant shares or their transferees shall have the registration rights set forth in the Registration Rights Agreement dated November 22, 2005 between the Company and each of the signatories to the Purchase Agreement.

          (i) REDEMPTION. In the event of a Change of Control (as defined below) during the period between the date of issuance of this Warrant and the expiration of the Exercise Period, prior to such Change of Control, the Company shall give fifteen (15) days prior written notice of such Change of Control describing in reasonable detail the material terms and anticipated date of consummation thereof to the Holder. The Holder may, upon five (5) days prior written notice at any time thereafter but prior to the Change of Control, at his or her option, require the Company to repurchase for cash this Warrant, at the election of the Holder (i) for the amount the Holder would have received in a complete liquidation occurring immediately prior to the Change of Control of the Company pursuant to the terms of the Company's Certificate of Incorporation, had this Warrant been exercised by means of a "cashless exercise" pursuant to Section (a) immediately prior to such liquidation or (ii) the amount the Holder would have received if the Holder was permitted to exercise the Warrant by means of a "cashless exercise" pursuant to Section ( a) immediately prior to the Change of Control. If the Change of Control is a transaction in which the Common Stock of the Company is being sold for stock or securities of another entity, the Holder may elect to receive such stock or securities in lieu of cash; provided, however, under no circumstances may such Holder elect to receive voting securities in the Company

         Any payment of consideration under this Section (i) shall be contingent upon the actual closing of the Change of Control transaction.

         For purposes of this Section (i) and Section (j), "Change of Control" shall mean any of the events described below:


                  (1) The occurrence of any event that would, if known to the Company's management, be required to be reported by the Company under
         Item 5.01(a) of Form 8-K pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); or

                  (2) The acquisition or receipt, in any manner, by any person (as defined for purposes of the Exchange Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the Exchange Act) of fifty percent (50%) or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; provided that the following shall not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any of its affiliates, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or

                  (3) A change in the constituency of the Board with the result that individuals (the "Incumbent Directors") who are members of the Board as of the date of this Warrant cease for any reason to constitute at least a majority of the Board; provided that any individual who is elected to the Board after the date of this Warrant and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or

                  (4) Consummation of a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger, consolidation or reorganization; or

                  (5) A complete liquidation or dissolution of the Company;

                  (6) A sale, exchange or other disposition or transfer of all or substantially all of the Company's business or assets, other than pursuant to a spin-off or comparable transaction in which the transferee is controlled by the Company or its existing stockholders immediately prior to such transfer; or

                  (7) execution of a binding agreement with respect to a transaction that, if completed, would constitute or result in a Change of Control.

          (j) TERMINATION OF WARRANT. In addition to the termination of this Warrant pursuant to the second paragraph of Section (i) hereof, this Warrant shall expire and shall no longer be exercisable on 5:00 p.m., California local time, on November 22, 2010; provided, however, if either such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day.

          (k) MODIFICATIONS AND WAIVERS. The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the Warrants and is in writing and consented to by the Company and the holders of at least a majority of the outstanding Warrants and Warrant Shares. Any such amendment, modification or waiver shall be binding upon the holder of this Warrant (and any assignee thereof) regardless of whether the Holder consented to such amendment, modification or waiver; provided that nothing shall prevent the Company and a registered holder from consenting to amendments and modifications to this Warrant which affect or are applicable to such registered holder only.

          (l) ASSIGNMENT. Holder may sell, transfer or assign this Warrant without the prior written consent of the Company.

          (m) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

          (n) NOTICES. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be mailed by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement entered into by the Holder and the Company. Any notice or other communication given by means permitted by this Section (n) shall be deemed given at the time of receipt thereof.

         (o) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise,
(b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

         (p) SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        (q) SECURITIES LAWS. Upon any issuance of Warrant Shares upon exercise of this Warrant, the Company will be required to comply with the requirements of
(1) the Securities Act, (2) the Exchange Act, as amended, (3) any applicable listing requirements of any national securities exchange, (4) any state securities regulation or "Blue Sky" laws, and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of Warrant Shares upon exercise of this Warrant, the Holder will give (x) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (y) sufficient representations, warranties and information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (z) the Holder's cooperation to the Company in connection with such compliance.


                                  THERMA-WAVE, INC.


                                  By:
                                     ------------------------------------------
                                  Name: Joseph Passarello
                                  Title: Chief Financial Officer and Secretary









        [SIGNATURE PAGE TO WARRANT FOR DEEPHAVEN LONG SHORT EQUITY TRADING]

PURCHASE FORM


                                   Dated
                                         --------------------------------------

                  The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of $ in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     ------------------------------------------------
     (Please typewrite or print in block letters)


Address
        ------------------------------------


Signature
          -------------------------------------------

ASSIGNMENT FORM

                  FOR VALUE RECEIVED,
                                      -----------------------------------------
hereby sells, assigns and transfers unto
Name
     ------------------------------------------------
     (Please typewrite or print in block letters)


Address
        ------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date
     ------------------------------------------------

Signature
         --------------------------------------------